Exhibit 23.9

Anchor Financial Corporation
Myrtle Beach, South Carolina

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 9, 1998 and January 8, 1999 included (or incorporated by reference) in Anchor Financial Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

/s/ TOURVILLE, SIMPSON & HENDERSON, L.L.P.
Tourville, Simpson & Henderson, L.L.P.
Columbia, South Carolina
March 15, 2000